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As filed with the Securities and Exchange Commission on August 11, 2004

Registration No. 333-117697

SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

Amendment No. 2
 FORM S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

COMMUNITY HEALTH SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	8062 (Primary Standard Industrial Classification Code Number)	13-3893191 (I.R.S. Employer Identification Number)

155 Franklin Road, Suite 400 Brentwood, Tennessee 37027 (615) 373-9600 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Rachel A. Seifert
Senior Vice President, Secretary and General Counsel
155 Franklin Road, Suite 400
Brentwood, Tennessee 37027
(615) 373-9600
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Jeffrey Bagner Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, New York 10004 (212) 859-8000

Approximate date of commencement of proposed sale to public: From time to time after the effective date of this registration statement.

        If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.    ☐

        If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.    ☒

        If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

        If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.    ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered(1)	Proposed Maximum Offering Price Per Unit	Proposed Maximum Aggregate Offering Price(2)	Amount of Registration Fee(2)

Primary Offering:

Common Stock, $.01 par value

Convertible Debt Securities

Total Primary Offering	$400,000,000	100%	$400,000,000	$50,680.00

Secondary Offering:

Common stock being sold by selling stockholders	23,134,738	$23.54(2)	$544,591,732.50	$68,999.77

Total Primary and Secondary Offerings			$944,591,732.50	$119,679.77(3)

(1)
In addition to the securities set forth in the table, pursuant to Rule 416 under the Securities Act of 1933, the amount of securities to be registered includes an indeterminate number of securities issuable upon conversion of the convertible debt securities, as this amount may be adjusted as a result of stock splits, stock dividends and antidilution provisions.

(2)
Estimated solely for purposes of calculating the registration fee pursuant to Rule 457.

(3)
Previously paid on July 27, 2004.

        The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

 EXPLANATORY NOTE

        This Amendment No. 2 to the Registration Statement on Form S-3 is being filed by the Registrant for the sole purpose of refiling Exhibit 5.1.

PART II
INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14. OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION

        The following table sets forth all fees and expenses payable by the registrant in conjunction with the issuance and distribution of the securities being registered hereby. All of such expenses, except the Securities and Exchange Commission registration fee, are estimated.

Securities and Exchange Commission registration fee	$126,700
Legal fees and expenses	250,000
Trustee's fees and expenses	26,000
Accounting fees and expenses	100,000
Printing expenses	80,000
Miscellaneous expenses	17,300

Total	$600,000

ITEM 15. INDEMNIFICATION OF DIRECTORS AND OFFICERS

        The Restated Certificate of Incorporation and Restated By-Laws provide that the directors and officers of the Registrant shall be indemnified by the Registrant to the fullest extent authorized by Delaware law, as it now exists or may in the future be amended, against all expenses and liabilities reasonably incurred in connection with service for or on behalf of the Registrant, except with respect to any matter that such director or officer has been adjudicated not to have acted in good faith or in the reasonable belief that his action was in the best interests of the Registrant.

        The Registrant has entered into agreements to indemnify its directors and officers in addition to the indemnification provided for in the Restated Certificate of Incorporation and Restated By-Laws. These agreements, among other things, indemnify directors and officers of the Registrant to the fullest extent permitted by Delaware law for certain expenses (including attorneys' fees), liabilities, judgments, fines and settlement amounts incurred by such person arising out of or in connection with such person's service as a director or officer of the Registrant or an affiliate of the Registrant.

        Policies of insurance are maintained by the Registrant under which its directors and officers are insured, within the limits and subject to the limitations of the policies, against certain expenses in connection with the defense of, and certain liabilities which might be imposed as a result of, actions, suits or proceedings to which they are parties by reason of being or having been such directors or officers.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable.

ITEM 16. EXHIBITS AND FINANCIAL STATEMENT SCHEDULE

(a) Exhibits

The following exhibits are filed with this registration statement.

No.		Description
1.1	*	Form of Underwriting Agreement.
2.1
Agreement and Plan of Merger between the Registrant, FLCH Acquisition Corp. and Community Health Systems, Inc. (now known as CHS/Community Health Systems, Inc.), dated June 9, 1996 (incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form S-1 (No. 333-37190)).
3.1		Form of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (No. 333-31790)).
3.2		Form of Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 (No. 001-15925)).
4.1		Form of Common Stock Certificate (incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (No. 333-37190)).
4.2	**	Form of Indenture.
5.1		Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.
12.1	**	Computation of Ratio of Earnings to Fixed Charges.
23.1		Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in the opinion filed as Exhibit 5.1).
23.2	**	Consent of Deloitte & Touche LLP.
24.1	**	Power of Attorney (included on signature page).
25.1	**	Form T-1 Statement of Eligibility of the Indenture Trustee.

        *  To be filed either by amendment to this registration statement or as an exhibit to a Current Report on Form 8-K report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

        **  Previously filed

ITEM 17. UNDERTAKINGS

        The undersigned Registrant hereby undertakes:

          (1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

  (a)
  To include any prospectus required by Section 10(a)(3) of the Securities Act;

  (b)
  To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

  (c)
  To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement; provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

          (2)    That, for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)    That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (5)    The Registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

          (6)    The undersigned Registrant hereby undertakes that:

  (a)
  For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act of 1933 shall be deemed to be part of this registration statement as of the time it was declared effective.

  (b)
  For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions or otherwise, the registrant has been informed that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Amendment No. 2 to the registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Brentwood, State of Tennessee, on the 11th day of August, 2004.

COMMUNITY HEALTH SYSTEMS, INC.
By:	* Wayne T. Smith Chairman of the Board, President and Chief Executive Officer

        Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Wayne T. Smith	Chairman of the Board, President and Chief Executive Officer (principal executive officer)	August 11, 2004
/s/ W. LARRY CASH W. Larry Cash	Executive Vice President, Chief Financial Officer and Director (principal financial officer)	August 11, 2004
* T. Mark Buford	Vice President and Corporate Controller (principal accounting officer)	August 11, 2004
* John A. Clerico	Director	August 11, 2004
J. Anthony Forstmann	Director	August , 2004
* Theodore J. Forstmann	Director	August 11, 2004

* Dale F. Frey	Director	August 11, 2004
* John A. Fry	Director	August 11, 2004
* Sandra J. Horbach	Director	August 11, 2004
* Harvey Klein, M.D.	Director	August 11, 2004
* Thomas H. Lister	Director	August 11, 2004
H. Mitchell Watson, Jr.	Director	August , 2004
*By:	/s/ W. LARRY CASH W. Larry Cash as Attorney-in-fact

EXHIBIT INDEX

No.		Description
1.1	*	Form of Underwriting Agreement.
2.1
Agreement and Plan of Merger between the Registrant, FLCH Acquisition Corp. and Community Health Systems, Inc. (now known as CHS/Community Health Systems, Inc.), dated June 9, 1996 (incorporated by reference to Exhibit 2.1 to the Registrant's Registration Statement on Form S-1 (No. 333-37190)).
3.1		Form of Restated Certificate of Incorporation of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-1 (No. 333-31790)).
3.2		Form of Restated By-laws of the Registrant (incorporated by reference to Exhibit 3.2 to the Registrant's Annual Report on Form 10-K for the year ended December 31, 2000 (No. 001-15925)).
4.1		Form of Common Stock Certificate incorporated by reference to Exhibit 4.1 to the Registrant's Registration Statement on Form S-1 (No. 333-37190)).
4.2	**	Form of Indenture.
5.1		Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP.
12.1	**	Computation of Ratio of Earnings to Fixed Charges.
23.1	**	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in the opinion filed as Exhibit 5.1).
23.2		Consent of Deloitte & Touche LLP.
24.1	**	Power of Attorney (included on signature page).
25.1	**	Form T-1 Statement of Eligibility of the Indenture Trustee.

          *  To be filed either by amendment to the registration statement or as an exhibit to a Current Report on Form 8-K report filed under the Securities Exchange Act of 1934, as amended, and incorporated herein by reference.

        **  Previously filed

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EXPLANATORY NOTE
PART II INFORMATION NOT REQUIRED IN PROSPECTUS
SIGNATURES
EXHIBIT INDEX